SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 1996 (July 17, 1996)


                 HUDSON'S GRILL OF AMERICA, INC.
     (Exact name of Registrant as specified in its Charter)


                           California
         (State or other jurisdiction of incorporation)


                             0-13642
                   (Commission or File Number)


                           95-3477313
              (IRS Employer Identification Number)


      16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
            (Address of Principal Executive Offices)


Registrant's telephone number, including area code:
(214) 931-9743

Item 5.  Other Events.

     Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that on July 17, 1996, the sale of its Hornblowers restaurant in Ventura's Harbor in Ventura, California, had closed. Kian Farzadam, an individual who has been cojoint venturer of the restaurant for several years, purchased the restaurant. Hornblowers has been owned by Hudson's or operated as a joint venture with the Company for many years; however, the restaurant uses a theme that is different from the Hudson's Grills franchised by the Company.

     The purchase price for Hornblowers was $300,000, of which $6,000 was paid in cash and $294,000 was paid in the form of a secured promissory note. The note is payable over 48 months, and the interest rate is nine percent or prime plus two percent, whichever is greater. As part of the sale, the buyer has assumed all liabilities and taxes owed by the joint venture that has operated the restaurant since 1993. The Buyer has also assumed the obligations of the lease for the premises where Hornblowers is located.

Item 7.  Exhibits.

     1. Press Release dated July 25, 1996, regarding the sale of Hornblowers to Kian Farzadam.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 1996

                           HUDSON'S GRILL OF AMERICA, INC.
                           Registrant


                           s/s David L. Osborn
                           David L. Osborn

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